CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-252074 on Form F-3 and in Registration Statement No. 333-233865 on Form S-8 of our report dated April 1, 2022, relating to the consolidated financial statements of Innate Pharma and subsidiaries (the “Company”) (which report expresses an unqualified opinion), appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2021.

/s/ Deloitte & Associés
Paris-La Défense, France
April 1, 2022